Exhibit 23.1: Consent of Independent Registered Public Accounting Firm
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Brooks Automation, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2006.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 11, 2007